SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14 (a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement          [ ]  Confidential, for Use  of the
                                               Commission Only (as permitted
[X]  Definitive proxy statement                by Rule 14a-6(e) (2) )

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               VIALOG CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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
[ ] Fee paid previously with preliminary materials.

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[ ] Check  box  if  any  part  of  the  fee is offset as  provided  by  Exchange
    Act  Rule 0-11  (a)  (2)  and  identify the filing for which the  offsetting
    fee  was  paid  previously.   Identify  the  previous filing by registration
    statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3)      Filing party:

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(4)      Date filed:

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
                               VIALOG CORPORATION


                          ----------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            IN LIEU OF ANNUAL MEETING
                           TO BE HELD ON JULY 29, 1999

                          ----------------------------

TO THE STOCKHOLDERS OF
VIALOG CORPORATION:

         A special meeting of the stockholders of VIALOG Corporation (the "Company") in lieu of the annual meeting will be held on Thursday, July 29, 1999, at 9:00 a.m. at the Andover Marriott, 123 Old River Road, Andover, Massachusetts, for the following purposes:

         1. To elect two Class III directors to the board of directors to hold office until the annual meeting of stockholders in 2002;

         2. To approve and adopt the Company's 1999 Stock Plan pursuant to which up to 1,500,000 shares of the Company's common stock may be issued; and

         3. To transact such other business as may properly come before the meeting and at any adjournment of this meeting.

         Stockholders of record at the close of business on June 1, 1999 will be entitled to vote at this meeting and at any adjournment thereof.

         All stockholders are cordially invited to attend the meeting: You are urged to mark, sign, date and return the enclosed form of proxy as promptly as possible to assure your representation at the meeting. If you attend the meeting, you may vote in person even if you have returned a proxy.


                                              By Order of the Board of Directors


                                              /S/ David L. Lougee, Clerk
                                              ----------------------------------
                                              David L. Lougee, Clerk
June 18, 1999

                               VIALOG CORPORATION
                    35 NEW ENGLAND BUSINESS CENTER, SUITE 160
                          ANDOVER, MASSACHUSETTS 01810

                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS
                            IN LIEU OF ANNUAL MEETING



         We are furnishing this proxy statement to our stockholders in connection with the solicitation by our board of directors of proxies for use at the special meeting of stockholders in lieu of the annual meeting to be held on Thursday, July 29, 1999 at 9:00 a.m. at the Andover Marriott, 123 Old River Road, Andover, Massachusetts, and any adjournment thereof. A copy of our 1998 Annual Report to Stockholders is being mailed with this proxy statement to each shareholder entitled to vote at the meeting. This proxy statement and accompanying proxy materials will first be mailed to all stockholders entitled to vote at the meeting beginning June 18, 1999.


Voting and Proxies

         The board of directors has fixed the close of business on June 1, 1999 as the record date for determining stockholders entitled to notice of and to vote at the special meeting. Accordingly, only holders of record of shares of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the special meeting and any adjournment thereof. At the close of business on June 1, 1999, 8,547,962 shares of the Company's common stock were outstanding.

         Each holder of record of shares of the Company's common stock on the record date is entitled to cast one vote per share, in person or by properly executed proxy, on any matter that may properly come before the special meeting. The presence in person or by properly executed proxy of the holders of a majority of the shares of the Company's common stock outstanding on the record date is necessary to constitute a quorum at the special meeting. Directors will be elected at the special meeting by a plurality of the votes cast by the stockholders entitled to vote at the election. The affirmative vote of the holders of a majority of the shares present or represented at the special meeting is necessary to adopt and approve the Company's 1999 Stock Plan. With respect to the required vote on any particular matter, abstentions and votes withheld by nominee record holders who did not receive specific instructions from the beneficial owners of such shares will not be treated as votes cast although they will count toward the presence of a quorum. The failure of a broker to return a signed proxy card will result in the shares held of record by such broker not being counted towards the determination of a quorum.

Proxy Voting and Revocation

         All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld. Where a choice is specified as to the proposal, the proxies will be voted in accordance with such specification. If no choice is specified, the persons named in the proxies solicited by the board of directors intend to vote for the election of the nominee for director and for Proposal 2 a written notice of revocation bearing a later date than the proxy.

         The board of directors does not know of any matters, other than the matters described in this Proxy Statement, which are expected to be presented for consideration at the special meeting. If any other matters are properly presented for consideration at the special meeting, the persons named in the accompanying proxy will have discretion to vote on such matters in accordance with their best judgment.

         Stockholders of the Company who execute proxies may revoke them at any time before such proxies are voted by filing with the Clerk of the Company at or before the special meeting a written notice of revocation bearing a later date than the proxy or by executing and delivering to the Clerk of the Company at or before the special meeting later-dated proxies relating to the same shares. Attendance at the special meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the Clerk of the Company in writing at any time prior to the voting of the proxy.

Solicitations

         Proxies are being solicited by and on behalf of the board of directors. The Company will bear the entire cost of solicitation of proxies. In addition to solicitation by mail, directors, officers, and regular employees of the Company (who will not be specifically engaged or compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses. In addition, the Company has retained Corporate Investor Services, Inc. ("CIC") to assist in the distribution of proxy materials and the solicitation of proxies from its stockholders. For such services, CIC will receive a fee of $4,500 and reimbursement of out of pocket costs and expenses.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         Under the Company's By-laws, the board of directors consists of such number as the stockholders of the Company shall determine but not less than three. The stockholders have set the number of board members at six. The board is classified into three classes, as nearly equal in number as possible, whose terms of office expire at different times in annual succession. If the nominees are elected, there will be two directors (Glenn D. Bolduc and David L. Lougee) whose terms expire at the annual meeting of the Company's stockholders in 2000, two directors (Edward M. Philip and Richard E. Hamermesh) whose terms expire at the annual meeting of the Company's stockholders in 2001, and two directors (Joanna M. Jacobson and Patti R. Bisbano) whose terms expire at the annual meeting of the Company's stockholders in 2002.

         The members of each class are elected to serve a three-year term. It is intended that the persons named on the proxy card as proxies will vote shares of the Company's common stock so authorized for the election of Ms. Jacobson and Ms. Bisbano to the board of directors. The board of directors expects that the nominees will be available for election; but if they or one of them should become unavailable, it is intended that the proxy would be voted for a nominee or nominees who would be designated by the board of directors, unless the number of directors is reduced.

         Ms. Jacobson and Ms. Bisbano will serve until the annual meeting of the Company's stockholders in 2002 and until their successors are elected and qualified. The nominees are currently directors of the Company, and the nominees have agreed to serve as directors if elected at the special meeting.

         The board of directors recommends a vote FOR the election of the nominees described above.

         The biographical summary of the nominees for director of the Company, and the other directors of the Company, appear below under the heading "board of directors and Executive Officers and Senior Management."


                                   PROPOSAL 2
                  ADOPTION AND APPROVAL OF THE 1999 STOCK PLAN

         On April 29, 1999, the board of directors adopted the Company's 1999 Stock Plan (the "Plan") authorizing the issuance of up to 1,500,000 shares of the Company's common stock under the Plan. As of June 1, 1999, there were approximately 58,950 shares available for grant under the Company's 1996 Stock Plan. The Plan is intended to provide the directors, officers, employees and consultants of the Company and its affiliates with additional incentives for performance furthering the interest and success of the Company. The Plan is intended to supplement the Company's existing stock plan to assure that a sufficient reserve of common stock continues to be available to attract and retain highly qualified individuals to serve as Directors, officers, employees and consultants.

         The board of directors recommends a vote FOR the approval and adoption of the Plan.

         The following is a summary of the principal features of the Plan, together with the applicable federal income tax implications, which will be in effect if the Plan is approved and adopted by the stockholders. This summary, however, does not purport to be a complete description of all the provisions of the Plan and does not purport to cover all tax consequences relating to Awards. Any stockholder of the Company who wishes to obtain a copy of the actual Plan document may do so by written request to John J. Dion at the Company's principal executive offices in Andover, Massachusetts.

Administration and Eligibility

         The Plan is administered by the Compensation Committee of the board of directors. Under the Plan, the Company may grant stock options, stock awards and stock appreciation rights (collectively "Awards"). There is an authorization and reservation of 1,500,000 shares of the Company's common stock, $.0l par value, available for Awards. Awards may be granted to directors, officers, employees and consultants of the Company and its affiliates ("Participants"). The Company presently has six (6) directors, approximately eight (8) executive officers, approximately six hundred six (606) employees, and one (1) consultant.

Terms

         The Compensation Committee or the board of directors selects the recipient of each Award and determines the number of shares subject to each Award and the terms of each Award, including the prices, expiration dates, and conditions upon which the Awards may be exercised. If the Award consists of incentive stock options, the terms of the Award will comply with the requirements of the Internal Revenue Code.

         Payment of the option exercise price may be made in cash, shares of the Company's common stock or a combination of both.

         The market value of the 1,500,000 shares of the Company's common stock issuable under the Plan, based on the closing price on June 1, 1999, is $6,000,000.

Amendment and Termination

         The board of directors may at any time terminate or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required under Sections 162(m) or 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the rules of any stock exchange or other applicable federal or state law, the board of directors may not effect such termination or amendment without such approval. The Plan will remain in full force and effect until terminated by the board or until its expiration in accordance with its terms on April 28, 2009.

Federal Income Tax Consequences

         Under the Plan, the Company may grant non-qualified options ("NQSOs"), incentive stock options ("ISOs"), stock awards, and stock appreciation rights ("SARs") to Participants.

         In general, under the Internal Revenue Code as presently in effect, a Participant will not be deemed to recognize any income for federal income tax purposes at the time a stock option or SAR is granted or a restricted stock award is made, nor will the Company be entitled to a tax deduction at that time. However, when any part of a stock option or SAR is exercised, when restrictions on restricted stock lapse, or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

         1. In the case of an exercise of a NQSO, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the exercise date over the option price. Upon subsequent disposition of the option stock any appreciation or depreciation after the date of exercise will be treated as either short-term or long-term capital gain or loss, depending on the length of time the Participant held the option shares.

         2. In the case of an exercise of a SAR or award of unrestricted stock, the Participant will generally recognize ordinary income on the date of exercise or award, respectively, in an amount equal to the excess of any cash and the fair market value of any unrestricted shares received over the purchase price (if any) for such shares.

         3. In the case of an exercise of a NQSO or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the excess of the fair market value of the stock over the purchase price (if any) will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the stock is received, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

         4. In the case of ISOs, there is generally no tax liability at time of exercise. However, the excess of the fair market value of the stock on the exercise date over the option price is included in the optionee's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise and two years from the date of grant, the optionee will realize a capital gain or loss upon a sale of the stock, equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the excess of the fair market value of the stock on the date of exercise (or, if less, the amount of gain realized on the disposition of the stock) over the option price, and the balance of any gain or any loss will be treated as capital gain or loss. In order for ISOs to be treated as described above, the Participant must remain employed by the Company (or a subsidiary in which the Company holds at least 50 percent of the voting power) from the ISO grant date until three months before the ISO is exercised. The three month period is extended to one year if the Participant's employment terminates on account of death or disability. If the Participant does not meet the employment requirement, the option will be treated for federal income tax purposes as a NQSO.

         5. The Company will not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. Upon the exercise of a NQSO, the exercise of a SAR, the award of unrestricted stock, the recognition of income on restricted stock or the failure to hold ISO stock for the required period described above, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the Participant. However, pursuant to section 162(m) of the Internal Revenue Code, the Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to an individual who, on the last day of a taxable year, is the Company's chief executive officer or among one of its four other highest compensated officers for that year. Under certain circumstances, the compensation attributable to stock awards, stock options and SARs granted under the Plan may be subject to this deduction limit.

                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
                              AND SENIOR MANAGEMENT

         The following table sets forth certain information with respect to the directors, executive officers and senior management of the Company:

Name                                   Age    Position with Company
----                                   ---    ---------------------
Kim Mayyasi.........................    43    Chief Executive Officer and President
John J. Dion........................    40    Vice President--Finance and Treasurer
Robert F. Moore.....................    44    Senior Vice President--Core Services
Gary G. Vilardi.....................    44    Vice President--Sales
Michael D. Shepherd.................    35    Vice President--Wholesale Sales
Clarissa A. Peterson................    36    Vice President--Human Resources
C. Raymond Marvin...................    60    Vice President
Glenn D. Bolduc(1)..................    46    Director
Joanna M. Jacobson(1)(2)............    39    Director
David L. Lougee(1)(2)...............    59    Director
Richard E. Hamermesh................    51    Director
Patti R. Bisbano....................    54    Director and President--Danbury (CT) Center
Edward M. Philip....................    34    Director
Courtney P. Snyder..................    49    President--Cambridge (MA) Center
--------------------------------

(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.

         Kim Mayyasi will become President and Chief Executive Officer of the Company on July 1, 1999. From April 1994 to June 1999, Mr. Mayyasi was a Managing Partner of Hill Holliday, Connors, Cosmopulos, Inc., one of the country's top 25 advertising agencies.

         John J. Dion has served as Vice President--Finance for the Company since November 1996 and as Treasurer since January 13, 1999. Mr. Dion served as a Director from July 9, 1997 to November 12, 1997. On February 23, 1998, Mr. Dion was also appointed Vice President--Finance of each of the operating subsidiaries of the Company. From October 1995 to October 1996, Mr. Dion provided financial consultative services to a medical device manufacturer and publishing company. From August 1985 to August 1995, Mr. Dion served in various financial positions for DSC Communications Corporation, a manufacturer of telecommunications hardware and software. Mr. Dion's final position with DSC was Director of Accounting.

         Robert F. Moore has served as Senior Vice President--Core Services since April 5, 1999. Mr. Moore joined the Company on November 1, 1997 as Vice
President--Marketing and Business Development. Mr. Moore served as Vice President--Sales and Marketing for Citizens Communication Corporation, a division of Citizens Utilities, Inc. from March 1997 to October 31, 1997. From January 1994 to February 1997, Mr. Moore was with Hill Holliday Connors Cosmopulos, Inc. Advertising. For the 17 years prior to that, Mr. Moore served in various sales and marketing positions with Southern New England Telephone ("SNET"), the last four years of which he served as President of SNET Mobility, Inc., the cellular communications subsidiary of SNET.

         Gary G. Vilardi has served as Vice President--Sales of the Company since April 1, 1997. He has spent 17 years in sales and sales management and has focused on audio, video, and document conferencing sales during the last eight years. From October 1995 to December 1996 Mr. Vilardi was Vice President--Sales with Video-On, Inc., a GE Capital Company specializing in video conferencing. From June 1995 to October 1995 he served as Eastern Regional Vice President for Network MCI teleconferencing, and from March 1990 to June 1995 he was Vice President of U.S. Sales for Darome Teleconferencing.

         Michael D. Shepherd joined the Company on February 2, 1998 as Vice President--Wholesale Sales. Mr. Shepherd served as Vice President of Carrier Sales at Citizens Communications Corporation, a division of Citizens Utilities Companies, Inc. from November 1997 to February 1998. From April 1997 to November 1997, Mr. Shepherd served as Director--Major Accounts (Western Region) with Citizens Communications Corporation where he was responsible for managing the business relationships with AT&T Communications, Inc., U.S. West Communications, Inc., Pacific Telesis, and several national wireless companies. From April 1986 to February 1995, Mr. Shepherd held various sales positions with WorldCom and MCI.

         Clarissa A. Peterson joined the Company on August 3, 1998 as Vice President--Human Resources. Ms. Peterson served as Employee Relations Manager at Global One from July 1997 to July 1998. From July 1996 to July 1997, Ms. Peterson served as Director of Human Resources for Telephone Business Meetings, Inc. ("Access"), the Reston Center. From October 1988 to February 1996, Ms. Peterson served in various human resource positions for Superior Beverages, Inc., an Anheuser-Busch distributor. Ms. Peterson's final position with Superior Beverages, Inc. was Vice President--Human Resources.

         C. Raymond Marvin has served as a Vice President of the Company since December 31, 1997. He founded Telephone Business Meetings, Inc. ("Access"), the Reston Center, in 1987 and served as President and Chief Executive Officer of Access from its inception to December 31, 1997 and as a director of the Reston Center from its inception to November 12, 1997.

         Glenn D. Bolduc resigned as Chief Executive Officer and President of the Company on June 8, 1999 but continues to serve as a director of the Company. Prior to his resignation, Mr. Bolduc served as Chief Executive Officer, President and a Director of the Company since October 1, 1996 and served as Treasurer from July 9, 1997 to January 13, 1999. From July 1989 to September 1996, Mr. Bolduc served as Chief Financial Officer of MultiLink, an independent supplier of audio conferencing bridges.

         Joanna M. Jacobson served as a consultant to VIALOG Corporation prior to, and became a Director of the Company on November 12, 1997. Since April 1996, Ms. Jacobson has been President of Keds, a distributor of athletic footwear and a division of Stride-Rite Corporation. From February 1995 to March 1996, she was a partner in Core Strategy Group, a strategic marketing consulting firm. From December 1991 to September 1994, Ms. Jacobson was a Senior Vice President of Marketing and Product Development for Converse, Inc., a distributor of athletic footwear.

         David L. Lougee became a Director of the Company on November 12, 1997. Mr. Lougee has been a partner of the law firm of Mirick, O'Connell, DeMallie & Lougee, LLP since 1972. Mr. Lougee is also a director of Meridan Medical Technologies, Inc., a public company in the medical devices and drug delivery business. Mirick, O'Connell, DeMallie & Lougee, LLP serves as outside general counsel to the Company.

         Richard G. Hamermesh became a Director of the Company on June 19, 1998. Dr. Hamermesh is a founder and Managing Partner of The Center for Executive Development ("CED"), an executive education consulting firm in Cambridge, Massachusetts. Prior to founding CED in 1988, he was a member of the faculty of the Harvard Business School from 1976 to 1988. Dr. Hamermesh has provided management consulting services in the areas of strategic planing, organization design, and strategic change and has been an active consultant to the executive development programs of numerous corporations. Dr. Hamermesh currently serves on the board of directors of two public companies -- BE Aerospace, Inc. (a manufacturer of aircraft cabin interior products) and Applied Extrusion Technologies, Inc. (a manufacturer of single and multilayer oriented polypropylene films).

         Patti R. Bisbano has served as President of the Danbury Center since November 12, 1997. She co-founded Communication Development Corporation ("CDC") in April 1990 and served as President, Treasurer and as a director of CDC from its inception to November 12, 1997. Ms. Bisbano became a Director of the Company on November 12, 1997.

         Edward M. Philip became a Director of the Company on February 10, 1999. He has served as Chief Financial Officer and Secretary of Lycos, Inc. since December 1995 and Chief

Operating Officer since December 1996. From July 1991 to December 1995, Mr. Philip was employed by The Walt Disney Company where he served in various finance positions, most recently as Vice President and Assistant Treasurer.

         Courtney P. Snyder has served as President of the Cambridge Center since November 12, 1997. He founded Kendall Square Teleconferencing ("TCC") in 1987 and served as President, Chief Executive Officer and as a director of TCC from its inception until the acquisition of TCC by VIALOG Corporation.

Classified board of Directors

         The Company's board of directors is divided into three classes, with one class of directors elected each year at the annual meeting of stockholders for a three-year term of office. All directors of one class hold their positions until the annual meeting of stockholders at which the terms of the directors in such class expire and until their respective successors are elected and qualified. Ms. Jacobson and Ms. Bisbano serve in the class whose terms expire in 1999, Mr. Bolduc and Mr. Lougee serve in the class whose terms expire in 2000, and Dr. Hamermesh and Mr. Philip serve in the class whose terms expire in 2001. Executive officers of the company are elected annually by the board of directors and serve at the discretion of the board of directors or until their successors are duly elected and qualified.

Director Compensation

         Directors who are also employees of the Company or one of its subsidiaries do not receive additional cash compensation for serving as Directors. Ms. Bisbano, a Director of the Company and the President of the Danbury Center, will be granted an option to purchase 2,500 shares of Common Stock following each annual meeting of stockholders if she then serves on the board of directors. Each Director who is not an employee of the Company or one of its subsidiaries has been granted options to purchase a total of 20,000 shares of Common Stock at its then fair market value. Following each annual meeting of stockholders, each non-employee Director then in office will be granted an option to purchase 5,000 shares of Common Stock. Each non-employee Director will receive a $10,000 annual retainer payable quarterly in arrears. Additionally, each non-employee Director will receive $1,000 for attendance at each board of directors meeting and $500 for each committee meeting (unless held on the same day as a board of directors meeting). Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the board of directors or committees thereof or otherwise incurred in their capacity as Directors.

Compensation Committee Interlocks and Insider Participation

         On January 6, 1998, the Company's board of directors established a Compensation Committee, consisting of Mr. Bolduc, Ms. Jacobson and Mr. Lougee. Mr. Bolduc also serves as the Chief Executive Officer, President, and a Director of the Company. Mr. Lougee also serves as a Director of the Company and is a partner of Mirick, O'Connell, DeMallie & Lougee, LLP, the Company's legal counsel.

              MATERIAL RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         Glenn D. Bolduc, a director of the Company and the former President and Chief Executive Officer of the Company, owned approximately five percent of the issued and outstanding common stock of MultiLink, a principal supplier of MCU's to the Company, prior to the acquisition of MultiLink by PictureTel Corporation in 1997. In 1996, 1997 and 1998 aggregate purchases of MCUs and ancillary services from MultiLink by the Company were approximately $811,000, $878,000 and $2,200,000, respectively. Currently, Mr. Bolduc owns less than 1% of the outstanding shares of capital stock of PictureTel Corporation.

         David L. Lougee, one of the Company's Directors, is a partner of Mirick, O'Connell, DeMallie & Lougee, LLP, the law firm currently retained as the Company's legal counsel. In 1998, the Company paid Mirick, O'Connell, DeMallie & Lougee, LLP an aggregate of approximately $844,000 in legal fees and expenses for legal services provided to VIALOG.

         The Company provides teleconferencing services to customers of a company owned by Susan C. Hassett, spouse of John J. Hassett, for which Kendall Square Teleconferencing, Inc. (a company acquired by the Company) recorded revenues of $175,000, $230,000 and $220,000 in 1996, 1997 and 1998,
respectively.

         On November 6, 1997, John J. Hassett entered into a stockholder agreement with the Company that provides, among other things, that while any senior notes remain outstanding or any obligation of the Company or certain subsidiaries of the Company (as subsidiary guarantors) with respect thereto remains unpaid finally and in full, (i) with respect to all matters submitted to a vote of the stockholders of the Company regarding the appointment, election or removal of directors or officers of the Company, Mr. Hassett will vote any shares of voting stock of the Company over which he has direct or indirect voting power in the same proportion as the votes cast in favor of and against the particular matter voted upon, by all of the other stockholders of the Company, and (ii) Mr. Hassett will not serve as a director or officer of the Company or any subsidiary. For the period December 1997 to February 1999, John
J. Hassett provided consulting services to the Company in consideration of fees totaling $110,000.

         The Company has implemented a policy whereby neither the Company nor any subsidiary will enter into contracts or business arrangements with persons or entities owned in whole or in part by officers or directors of the Company or any subsidiary except on an arms-length basis and with the approval of the Company's board of directors. The Company's By-Laws require that any approval must be by a majority of the independent Directors then in office who have no interest in such contract or transaction.

         The Directors and the Named Executive Officers, as well as others, are eligible to receive Awards under the 1999 Plan. See "Proposal 2 - Adoption and Approval of the 1999 Stock Plan" above.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                     DIRECTORS AND MANAGEMENT OF THE COMPANY

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of June 1, 1999 by
(i) each person known to the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each of the Company's Directors,
(iii) each Named Executive Officer (as defined below under the heading "Executive Compensation"), and (iv) all executive officers, Directors and Named Executive Officers as a group. All persons listed have an address in care of the Company's principal executive office and have sole voting and investment power with respect to their shares unless otherwise indicated. As of June 1, 1999, the Company had outstanding 8,547,962 shares of Common Stock.

                                                Amount and Nature of
         Name                                  Beneficial Ownership(1)       Percent of Class
         ----                                  -----------------------       ----------------
John J. Hassett.........................                937,762  (2)                 10.97
Glenn D. Bolduc.........................                277,753  (3)                  3.17
Courtney P. Snyder......................                 98,580  (4)                  1.14
Patti R. Bisbano........................                 95,775  (5)                  1.11
David L. Lougee.........................                 73,344  (6)                  *
Robert F. Moore.........................                 46,253  (7)                  *
Gary V. Vilardi.........................                 40,424  (8)                  *
C. Raymond Marvin.......................                 13,000  (9)                  *
Joanna M. Jacobson......................                 11,674 (10)                  *
Richard G. Hamermesh....................                  7,346 (11)                  *
Edward M. Philip........................                  1,674 (12)                  *
All executive officers, Directors and
     Named Executive Officers as a group
     (13 persons).......................                789,850                       8.69%

      *    Less than 1%.
    (1) Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.
    (2) Includes 837,762 shares held by Mr. Hassett and 100,000 shares held by Susan C. Hassett, the spouse of Mr. Hassett. Does not include 60,000 shares held by J. Michael Powell as Trustee for Mr. Hassett's two minor children, as to which Mr. Hassett disclaims beneficial ownership.
    (3) Includes 34,000 shares held by Mr. Bolduc, 213,753 shares with respect to which options held by Mr. Bolduc may be exercised within 60 days of June 1, 1999 and 30,000 shares held by Grace K. Bolduc, the spouse of Mr. Bolduc, as Trustee for their three minor children. Does not include 61,247 shares with respect to which options held by Mr. Bolduc may be exercised as of June 8, 1999 due to acceleration of vesting provisions.
    (4) Includes 48,780 shares issued to Mr. Snyder in connection with the acquisition of Kendall Square Teleconferencing, Inc. by the Company and 49,800 shares with respect to which options granted to Mr.
           Snyder may be exercised within 60 days of June 1, 1999.

    (5) Includes 52,174 shares issued to Ms. Bisbano in connection with the acquisition of Communication Development Corporation by the Company and 43,088 shares with respect to which options granted to Ms. Bisbano may be exercised within 60 days of June 1, 1999.
    (6) Includes 64,000 shares held by Mr. Lougee and 8,670 shares with respect to which options held by Mr. Lougee may be exercised within 60 days of June 1, 1999.
    (7) Includes 46,253 shares with respect to which options held by Mr.Moore may be exercised within 60 days of June 1, 1999.
    (8) Includes 40,424 shares with respect to which options held by Mr. Vilardi may be exercised within 60 days of June 1, 1999.
    (9) Includes 13,000 shares with respect to which options held by Mr. Marvin may be exercised within 60 days of June 1, 1999.
   (10) Includes 11,674 shares with respect to which options held by Ms. Jacobson may be exercised within 60 days of June 1, 1999.
   (11) Includes 7,346 shares with respect to which options held by Dr. Hamermesh may be exercised within 60 days of June 1, 1999.
   (12) Includes 1,674 shares with respect to which options held by Mr. Philip may be exercised within 60 days of June 1, 1999.


                               BOARD OF DIRECTORS

         The board of directors meets on a regularly scheduled basis and holds special meetings as required. The board met six times during 1998 and acted by written consent eight times. The board of directors has assigned certain responsibilities to the Audit Committee and the Compensation Committee, each of which was established by the board of directors on January 6, 1998. No director of the Company attended fewer than 75% of the total meetings of the board and Committee meetings on which such board member served during this period.

         The members of the Audit Committee are Mr. Lougee and Ms. Jacobson. The Audit Committee held one meeting during 1998. The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and makes recommendations to the board of directors on the engagement of the independent accountants, as well as other matters which may come before it or as directed by the board of directors.

         The members of the Compensation Committee are Mr. Bolduc, Mr. Lougee and Ms. Jacobson. The Compensation Committee held one meeting during 1998. The Compensation Committee administers the Company's compensation programs, including the 1996 Stock Plan, and performs such other duties as may from time to time be determined by the board of directors.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation earned by the individual who served as the Company's President during the year ended December 31, 1998 and the Company's four most highly-compensated executive officers other than the President who were serving as executive officers on December 31, 1998 (the "Named Executive Officers").

                           Summary Compensation Table

                                      Annual Compensation                Long-term Compensation
                              ------------------------------------ -----------------------------------
                                                                            Awards           Payouts
                                                                            ------           -------
                                                                   Restricted   Securities
                                                    Other Annual      Stock     Underlying                All Other
                              Salary       Bonus   Compensation    Award(s)     Options/     LTIP       Compensation
Name and Principal Position      ($)        ($)         ($)          ($)(1)      SARs (#)    Payouts        ($)
---------------------------   ------       -----   ------------    --------     --------     -------    ------------
Glenn D. Bolduc.............   261,923       0          (2)             0           40,000      0              0
   President and CEO
C. Raymond Marvin...........   251,308       0          (2)             0          100,000      0              0
   Vice President
Robert F. Moore.............   163,269       0          (2)             0           25,000      0              0
   Vice President Marketing
    and Business Development
Courtney P. Snyder..........   159,991       0          (2)             0                0      0          3,969(3)
   President--Cambridge
     Center
Gary G. Vilardi.............   157,308       0          (2)             0           11,000      0              0
   Vice President--Sales
-------------------------------

(1) None of the Named Executive Officers received compensation for their services in the form of restricted stock awards during the fiscal year ended December 31, 1998. However, as of December 31, 1998, each of the Named Executive Officers held restricted shares of the Company's Common Stock as follows:

                                                                                                      Value($)
       Named Executive Officers                                         Restricted Shares(#)       ($10.00/Share)
                                                                       ----------------------- -----------------------
       Glenn D. Bolduc...............................................           25,000                  250,000
       C. Raymond Marvin.............................................                0                        0
       Robert F. Moore...............................................                0                        0
       Courtney P. Snyder............................................           48,780                  487,800
       Gary G. Vilardi...............................................                0                        0

   The Company has no current plans to pay dividends on the above-referenced restricted shares.

(2) The aggregate amount of the Named Executive Officer's Compensation reportable under this category falls below the reporting threshold of the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officers.

(3) Kendall Square Teleconferencing, Inc. paid an aggregate of $3,969 in premiums on two life insurance policies on the life of Mr. Snyder. Both of the policies were canceled in early 1998.

         The following table sets forth all options granted to the Named Executive Officers in 1998:

                        Option Grants in Last Fiscal Year

                                             Individual Grants
                              --------------------------------------------------------- Potential Realizable Value
                                                                                        at Assumed Annual Rates of
                             Number of      % of Total                                    Stock Price Appreciation
                              Securities      Options                                           for Option
                              Underlying     Granted to     Exercise                              Term (4)
                               Options      Employees in      Price      Expiration    -----------------------------
       Name                  Granted (#)    Fiscal Year     ($/Share)       Date           5%($)         10%($)
       ----                  ------------- ------------------------------------------- -----------------------------
Glenn D. Bolduc...........        40,000         4.9           8.00(1)       (3)             201,250      510,000
C. Raymond Marvin.........       100,000        12.3           5.75(2)       (3)             362,000      916,400
Robert F. Moore...........        25,000         3.1           8.00(1)       (3)             125,800      318,800
Courtney P. Snyder........             0         0                0          (3)                   0            0
Gary G. Vilardi...........         1,000         0.1          10.00(2)       (3)               6,290       15,940
                                  10,000         1.2           8.00(1)       (3)              50,300      127,500
-------------------

(1) The exercise price of these options is the initial public offering price per share.

(2) The exercise price of these options is the fair market value on the date of grant as determined by the board of directors of the Company. The Board of Directors determined the market value of the Common Stock based on various factors, including the illiquid nature of an investment in the Company's Common Stock, the absence of any operating history, the Company's future prospects and the anticipated initial public offering. In addition, the Company periodically obtained independent valuations of the Company's Common Stock.

(3) If a Named Executive Officer ceases to be employed by the Company, further vesting of the Named Executive Officer's options ceases and all vested options expire 90 days after the date such Named Executive Officer ceases to be employed by the Company. In any event, all options granted to Named Executive Officers terminate 10 years from the date of grant.

(4) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not represent the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on timing of such exercise and future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the Named Executive Officers. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to current date. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

         The following table sets forth the value of all unexercised options held by the Named Executive Officers at the end of 1998:

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                        Number of Securities Underlying       Value of Unexercised In-the-Money
                                       Unexercised Options at FY-End (#)      Options at Fiscal Year End ($)(1)
                                     -------------------------------------- --------------------------------------
       Name                             Exercisable        Unexercisable       Exercisable       Unexercisable
       ----                             -----------        -------------       -----------       -------------
Glenn D. Bolduc....................     194,587              80,413           1,463,020           262,500
C. Raymond Marvin..................           0             100,000                   0           225,000
Robert F. Moore....................      30,087              64,913             168,000           252,000
Courtney P. Snyder.................      30,900              44,100              69,525            99,225
Gary G. Vilardi....................      30,007              30,993             175,020           124,980

(1) There was no public trading market for the Common Stock on December 31, 1998. Accordingly, solely for the purposes of this table, the values in this column have been calculated on the basis of the initial public offering price less the aggregate exercise price of the options.

Employment and Noncompetition Agreements

         The following table sets forth a summary of the terms of the employment arrangements entered into with the Named Executive Officers.

                                                                  Current
           Name                         Position                  Salary              Expires
---------------------------- -------------------------------- ----------------- ----------------------------------
Glenn D. Bolduc(1)........   President and CEO--VIALOG            $265,000      Has been terminated
C. Raymond Marvin(2)......   Vice President--VIALOG               $242,000      November 1999
Robert F. Moore(3)........   Senior Vice President--Core          $200,000      Terminable upon 30 days notice
                               Services
Courtney P. Snyder(4).....   President--Cambridge Center          $164,000      November 2000
Gary G. Vilardi(5)........   Vice President--Sales                $160,000      Terminable upon 30 days notice
---------------------------

(1) Mr. Bolduc resigned as Chief Executive Officer and President of the Company effective June 8, 1999. His last day of employment by the
         Company will be June 30, 1999. As required by the terms of his employment agreement, his severance agreement provides for the continuation of his current salary for 18 months and the continuation of fringe benefits (including a monthly car allowance of $1,000) for 18 months at the Company's expense after the termination of his employment. Mr. Bolduc has agreed to provide consulting and advisory services to the Company from July 1, 1999 to December 31, 1999. In return, the Company will pay Mr. Bolduc $22,083.33 per month.

(2) Mr. Marvin's employment agreement provides that if Mr. Marvin's employment terminates during the term of his employment other than for cause, death or disability, he will be entitled to receive his base compensation and group insurance benefits during a period equal to the greater of (i) one year or (ii) the remainder of the term of his employment contract.

(3) Mr. Moore's employment agreement provides that if Mr. Moore's employment is terminated by the Company other than for cause, disability or death, he will be entitled to receive his base compensation and group insurance benefits for a period of twelve months, subject to adjustment in the event Mr. Moore obtains new employment during the twelve-month period after the termination of his employment. Mr. Moore is eligible for a cash bonus of up to $25,000 to be granted at the discretion of the board of directors. Mr. Moore is entitled to a monthly automobile allowance of $500.

(4) Mr. Snyder's employment agreement provides that if Mr. Snyder's employment is terminated by the Cambridge Center other than for cause, disability or death, he will be entitled to receive his base compensation and group insurance benefits during a period equal to the greater of (i) one year or (ii) the remainder of the term of the employment agreement. Mr. Snyder is entitled to a monthly automobile allowance of $400.

(5) Mr. Vilardi's employment agreement provides that if Mr. Vilardi's employment is terminated by the Company other than for cause, disability or death, he will be entitled to receive his base compensation and group insurance benefits for a period of twelve months, subject to adjustment in the event Mr. Vilardi obtains new employment during the twelve-month period after termination of his employment. Mr. Vilardi is entitled to a monthly automobile allowance of $500.

Board Compensation Committee Report on Executive Compensation

Overall Policy

         The Company's executive compensation program is designed to be closely linked to corporate performance and return to stockholders by tying a significant portion of executive compensation to the Company's success. The overall objectives of this strategy are to provide competitive salaries necessary to attract and retain the highest quality talent, to reward performances that accomplish Company goals and priorities, and to provide incentives that link the executive officers' opportunities for financial reward with that of the stockholders.

         The Compensation Committee is responsible for setting and administering the policies that govern the compensation of the Company's executive officers. Generally, the three principal components of the compensation program for executive officers are base salary, bonus and equity-based incentives (typically stock options), although awards are not necessarily granted in all three categories every year. In reaching decisions on compensation, the Compensation Committee also takes into account the full compensation package provided by the Company to the officers, including severance plans, insurance, and benefits generally available to all employees of the Company.

         This report addresses the Company's compensation policies as they relate to compensation reported for 1998.

Salary Administration

         The ranges of appropriate base salaries for executives are determined based in part on analysis of salary data on positions of comparable responsibility within the teleconferencing industry. Specifically, the Compensation Committee reviewed and considered the salary data contained in the American Electronics Association Executive Compensation Survey. Salaries of executive officers are reviewed annually, and any adjustments are made by evaluating the performance of the Company and of each executive officer and taking into account any change in the executive's responsibilities. Exceptional performances are generally compensated with performance-related bonuses and stock options rather than raising base salaries, reflecting the Compensation Committee's increasing emphasis on tying pay to performance criteria.

Bonus Program

         Executives are eligible to receive bonuses based on the overall performance of the Company and based on individual achievement. Bonuses are awarded based upon the recommendation of the Chief Executive Officer and the Compensation Committee's evaluation of the executive officer's achievement of his or her goals.

Stock Option Program

         Under the Company's 1996 Stock Plan, the Company may grant stock options and stock appreciation rights to any or all of the Company's directors, employees, officers, and consultants. The Compensation Committee believes that long-term incentive awards, such as stock options, link the executive's opportunity for financial reward with that of the stockholders, in that the value of an executive's stock options increases as the value of the stockholders' shares increases. The Compensation Committee granted options to executive officers in order to continue to incentivize the officers towards the achievement of the Company's long term goals.

         In 1998, the Compensation Committee granted options for 136,000 shares of the Company's common stock in the aggregate to the Named Executive Officers, other than Mr. Bolduc. The options granted to all Named Executive Officers (other than Mr. Marvin) began vesting in December of 1998. The options granted to Mr. Marvin began vesting upon the acquisition by VIALOG of additional companies, which first occurred on February 10, 1999.

Compensation of the Chief Executive Officer

         Mr. Bolduc's 1998 base compensation was pursuant to an employment contract negotiated with the Company in 1996, as amended in May of 1997. The Compensation Committee elected to increase Mr. Bolduc's base compensation by approximately six (6) percent, consistent with the percentage increase given to a majority of the employees of the Company, reflecting the Compensation
Committee's goal to reward performance mainly through a bonus award. The Compensation Committee's determination of the amount of the bonus was made after a review of the achievement of Mr. Bolduc's goals for the year. The Compensation Committee did not grant Mr. Bolduc a cash bonus in 1998. Under the Company's 1996 Stock Plan, the Board granted Mr. Bolduc options for 40,000 shares of the Company's common stock, which options began vesting in December of 1998.

                     SUBMITTED BY THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                 Glenn D. Bolduc
                               Joanna M. Jacobson
                                 David L. Lougee

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act now requires the Company's directors and executive officers and persons who own more than ten percent of the registered class of the Company's equity securities (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock of the Company. Each Reporting Person is required by SEC regulation to furnish the Company with copies of such Section 16(a) reports. However, because the Company did not have a registered class of equity securities during its last fiscal year (which ended on December 31, 1998), Section 16(a) of the Exchange Act did not require the filing of any such reports during that fiscal year.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has selected KPMG LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 31, 1998. The board of directors anticipates selecting KPMG LLP as auditors of the Company for the current fiscal year shortly after the special meeting. A representative of KPMG LLP is expected to be present at the special meeting to be available to respond to appropriate questions and to have the opportunity to make a statement if such representative desires to do so.

                              SHAREHOLDER PROPOSALS

         Any shareholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 2000 annual meeting of stockholders is required to submit such proposal to the Company at the Company's principal executive offices located at 35 New England Business Center, Suite 160, Andover, Massachusetts, 01810 on or before February 18, 2000.

         Any shareholder that intends to present a proposal that will not be included in the proxy statement for the Company's 2000 annual meeting must give the Company, at the Company's principal executive offices, written notice of the proposal on or before May 4, 2000. Proposals submitted after that date will be considered untimely.

                                  OTHER MATTERS

         The board of directors knows of no other matters that will be presented for consideration at the special meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


Date: June 18, 1999


                                              By Order of the Board of Directors

                                              /S/ David L. Lougee, Clerk
                                              ----------------------------------
                                              David L. Lougee, Clerk

                                                                      APPENDIX A
                               VIALOG CORPORATION

                                 1999 STOCK PLAN
                                 ---------------

         1. Purpose. This 1999 Stock Plan is designed to enable VIALOG Corporation and its Affiliates to attract and retain capable key employees, officers, directors and consultants and to motivate such persons to exert their best efforts on behalf of the Company by providing them with compensation in the manner provided in this Plan.

         2.       Definitions.

         "Act" means the Securities Exchange Act of 1934, as amended.

         "Award" means Common Stock awarded under this Plan.

         "Affiliate" means any parent corporation or subsidiary corporation of the Company as those terms are defined in Section 424 of the Code.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the committee established to administer this Plan as provided in Section 3 or, if no such committee is established, the Board.

         "Common Stock" means shares of common stock of the Company and such substitutions therefor as are determined by the Committee pursuant to Section 11 to be appropriate.

         "Company" means VIALOG Corporation, a Massachusetts corporation.

         "Date of Grant" means the date on which the Committee authorizes the grant of a Stock Right, or such later date as may be specified by the Committee at the time of such authorization.

         "Disability" means a disability that entitles the Grantee to disability income benefits under the terms of any long-term disability plan maintained by the Company which covers the Grantee, or if no such plan exists or is applicable to the Grantee, the permanent and total disability of the Grantee within the meaning of Section 22(e)(3) of the Code.

         "Disqualifying Disposition" means any disposition (including any sale) by an Optionee of Common Stock acquired pursuant to the exercise of an ISO before the later of (a) two years after the Date of Grant of the ISO or (b) one year after the date the Optionee acquired such Common Stock by exercising the ISO. The foregoing rules do not apply to dispositions of Common Stock after the death of an Optionee by his or her estate or by a person who acquired the Common Stock or the right to exercise the ISO by bequest or inheritance or by reason of the death of the Optionee.

         "Grantee" means a person to whom a Stock Right has been granted under this Plan.

         "ISO" means an Option which qualifies as an incentive stock option under Section 422(b) of the Code.

         "Non-Qualified Option" means an Option which does not qualify as an ISO.

         "Option" means a right to purchase Common Stock granted pursuant to this Plan.

         "Optionee" means a person to whom an Option has been granted under this Plan.

         "Plan" means the VIALOG Corporation 1999 Stock Plan.

         "Purchase" means the right to make a direct purchase of Common Stock granted pursuant to this Plan.

         "Stock Appreciation Right" means a right granted under Section 7.

         "Stock Rights" collectively refers to Options, Awards, Purchases and Stock Appreciation Rights.

         3. Administration of the Plan.

                  (a) The Board may administer this Plan or may appoint a Committee to administer this Plan. Members of the Committee, while members, will be eligible to participate in this Plan only as provided in Section 3(d). Subject to any limits or restrictions imposed by the Board from time to time (which limits or restrictions may be amended and/or removed by the Board at any time), the Committee will have the authority to (i) determine the employees and other persons to whom Stock Rights may be granted; (ii) determine when Options, Awards and Stock Appreciation Rights may be granted or Purchases made; (iii) determine the purchase price, if any, of Stock Rights and the shares underlying them; (iv) determine the other terms and provisions of each Stock Right (which may vary among Grantees in the Committee's discretion), including but not limited to the timing, vesting and duration of the exercise period and the nature and duration of transfer and/or forfeiture restrictions; (v) amend, modify, convert, or replace any Stock Right to the extent allowed by law, (vi) accelerate a Stock Right exercise date in whole or in part, subject only to the ISO acceleration provisions of Section 422(d) of the Code (if applicable); (vii) employ attorneys, consultants, accountants or other persons upon whose advice the Committee may rely; (viii) establish the maximum aggregate number of Stock Appreciation Rights which may be granted under this Plan from time to time; and
(ix) interpret this Plan and prescribe and rescind rules and regulations relating to it. All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding on all parties, unless otherwise determined by the Board.

                  (b) No member of the Board or the Committee will be liable for any action or determination made in good faith with respect to this Plan or any Stock Right granted under it. Each member of the Committee will be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by such member or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan unless arising out of such member's own fraud or bad faith. Such indemnification will be in addition to any rights of indemnification the members of the Committee may have as directors or otherwise under the by-laws of the Company, or any agreement, vote of stockholders or disinterested directors, or otherwise.

                  (c) The Committee may select one of its members as its chair, and will hold meetings at its discretion. A majority of the Committee will constitute a quorum. The acts of a majority of the members of the Committee present at any meeting at which a quorum is present or acts approved in writing by a majority of the members of the Committee will be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint replacement members, fill vacancies however caused, and remove all members of the Committee and thereafter directly administer this Plan.

                  (d) Stock Rights may be granted to members of the Committee pursuant to this Plan if such grants have been approved by a majority vote of the disinterested members of the Board.

         4. Stock. The aggregate number of shares of Common Stock which may be issued under this Plan is One Million Five Hundred Thousand (1,500,000), subject to adjustment as provided in Section 11. The Committee may grant Options and Stock Appreciation Rights and may authorize Purchases and Awards with respect to such shares in such combinations and for such amount of shares as it determines are appropriate, provided that the aggregate number of shares issuable upon exercise of such Options, Purchases and Stock Appreciation Rights and upon grant of such Awards does not exceed such number, as adjusted. Stock subject to Stock Rights may be authorized but unissued shares of Common Stock or Common Stock held in the treasury of the Company. If any Stock Right expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, or if the Company reacquires any unvested shares issued pursuant to Stock Rights, then the unexercised shares subject to such Stock Right and any unvested shares so reacquired by the Company will again be available for grants of Stock Rights.

         5. Granting of Stock Rights; Eligibility. The Committee is authorized to grant Stock Rights to such employees, consultants, officers and directors (whether or not an employee) of the Company or its Affiliates at such time or times as it may determine, all in its sole discretion. Each Stock Right will be evidenced by a written agreement in such form as the Committee may from time to time approve. Each agreement for an ISO will require the

Optionee to notify the Company in writing immediately after the Optionee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of the ISO. The Committee may from time to time confer authority on one or more of its own members and/or one or more officers of the Company to execute and deliver such agreements. The officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of each agreement entered into pursuant to this Plan.

         6.       Option Price and Term; ISO Limitations.

                  (a) The exercise price for each ISO share will be at least equal to the fair market value per share on the Date of Grant. However, if the Optionee owns more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price must be at least one hundred ten percent (110%) of the fair market value per share on the Date of Grant, determined without regard to any restriction other than a restriction which, by its terms, will never lapse. The Committee may determine the exercise price of Non-Qualified Options in its sole discretion.

                  (b) Each Option will expire on the date specified by the Committee. However, any ISOs granted to an employee owning more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate must expire not more than five years from the Date of Grant and all other ISOs must expire not more than ten years from the Date of Grant.

                  (c) ISOs may be granted only to employees of the Company or an Affiliate. Non-Qualified Options may be granted to any director or officer (whether or not an employee), employee or consultant of the Company or an Affiliate.

                  (d) To the extent that the aggregate fair market value (determined as of the Date of Grant) of Common Stock with respect to which ISOs (determined without regard to this paragraph) are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, such ISOs will be treated as Non-Qualified Options.

                  (e) The fair market value of a share of Common Stock on the Date of Grant will be the mean between the highest and lowest quoted selling prices on such date on the securities market where the Common Stock of the Company is traded, or if there were no sales on the Date of Grant, on the next preceding date within a reasonable period (as determined in the sole discretion of the Committee) on which there were sales. In the event that there were no sales in such a market within a reasonable period or if the Common Stock is not publicly traded on the Date of Grant, the fair market value will be as determined in good faith by the Committee in its sole discretion after taking into consideration all factors which it deems appropriate including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

         7.       Stock Appreciation Rights.

                  (a) The Committee will have the authority to grant Stock Appreciation Rights with or apart from the grant of Options under this Plan. Stock Appreciation Rights may be paid in cash or shares of Common Stock, or any combination of each, as the Committee may determine and will be subject to such terms and conditions as the Committee may specify.

                  (b) Each Stock Appreciation Right granted with a specified Option will entitle the Grantee to receive the following amount if and when the specified Option becomes exercisable: unless the Committee determines otherwise, the amount to be received by the Grantee will equal the difference between (i) the fair market value of a share of Common Stock on the date of exercise of the Right and (ii) the exercise price of a share under the specified Option.

                  (c) Each Stock Appreciation Right granted without reference to a specified Option will entitle the Grantee to receive, unless the Committee determines otherwise, the difference between (i) the fair market value of a share of Common Stock on the date of exercise of the Right and (ii) the fair market value of a share of Common Stock on the date the Right was granted.

                  (d) Notwithstanding the foregoing, for those Grantees subject to Section 16(b) of the Act, any transaction involving the exercise of a Stock Appreciation Right will be structured to satisfy the requirements of Rule 16b-3.

         8. Means of Exercising Stock Rights. To exercise a Stock Right (or any part thereof), a Grantee must give written notice to the Company at its principal office address identifying the Stock Right being exercised, specifying the portion of the Stock Right being exercised (including the number of shares, if any, for which Stock Right is being exercised), and accompanied by full payment of the purchase price (if any) either (a) in United States cash or cash equivalent or, at the discretion of the Committee, (b) in shares of Common Stock having a fair market value on the date of exercise equal to the exercise price of the Stock Right, (c) by written notice to the Company to withhold from those shares of Common Stock that would otherwise be obtained on the exercise of such Stock Right the number of shares having a fair market value on the date of exercise equal to the exercise price, (d) in cash by a broker-dealer acceptable to the Company to whom the Grantee has submitted an irrevocable notice of exercise, or (e) by any combination of the foregoing. The holder of a Stock
Right will not have the rights of a shareholder with respect to any shares covered by the Stock Right until the date of issuance of a stock certificate for such shares. Except as otherwise determined by the Committee, no adjustment will be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

         9. Termination of Employment; Limitations on Exercise. Upon termination of a Grantee's employment with or service to the Company, (i) no further vesting of the Grantee's Options and Stock Appreciation Rights will occur subsequent to the date of termination, (ii) the Grantee's ISOs will terminate on the earlier of (x) their specified expiration dates; (y) in the case of a termination due to the Grantee's death or Disability, one (1) year after the date of termination, or (z) in the case of termination for any other reason, on the date three months after the date of termination, (iii) the Grantee's Non-Qualified Stock Options and Stock Appreciation Rights will terminate one (1) year after the date of termination, or on their specified expiration dates, if earlier, and (iv) all other types of Stock Rights will immediately terminate and cease to be exercisable except to the extent otherwise provided by the Committee. Nothing in this Plan will be deemed to give any Grantee the right to continued employment with the Company.

         10. Assignability. No Stock Right will be assignable or transferable by a Grantee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution. During the lifetime of the Grantee no Stock Right will be exercisable by or payable to anyone other than the Grantee or his legal representative.

         11. Adjustments. Notwithstanding any other provision of this Plan, the Committee may at any time make or provide for such adjustments to this Plan, to the number and class of shares available under this Plan or to any outstanding Stock Rights, as it deems appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of Common Stock of other than a normal cash dividend, and changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any general offer to holders of Common Stock relating to the acquisition of their shares, the Committee may make such adjustment as it deems equitable in respect of outstanding Stock Rights including, in the Committee's discretion, revision of outstanding Stock Rights so that they may be exercisable for the consideration payable in the acquisition transaction. Any such determination by the Committee will be conclusive.

         12. Amendment of Plan. The Board may terminate or amend this Plan in any manner allowed by law at any time, provided that no amendment to this Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required under Rule 16b-3 of the Act, Sections 162(m) or 422 of the Code, the rules of any stock exchange or other applicable federal or state law. In no event may action of the Board or stockholders impair the rights of a Grantee, without the Grantee's consent, under any Stock Right previously granted to such Grantee. Stock Rights may be granted prior to the date of stockholder approval of this Plan.

         13. Application Of Funds. All proceeds received by the Company with respect to Stock Rights will be used for general corporate purposes.

         14. Governmental Regulation. The Company's obligation to sell and deliver shares of Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares and the availability of a federal and appropriate state securities law exemptions.

         15. Withholding of Additional Income Taxes. It will be a condition of the Company's obligation to issue Common Stock or make any payment upon exercise of a Stock Right that the person exercising the Stock Right pay, or make provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect in connection with such issuance or payment.

         16. Governing Law. This Plan and any agreements entered into under this Plan will be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

         17. Effective Date. This Plan is effective as of April 29, 1999, the date of its adoption by the Board. Unless previously terminated, the Plan will terminate at midnight on April 28, 2009 and no Stock Right may be granted after such date.

                                      PROXY

                               VIALOG CORPORATION

                         SPECIAL MEETING OF STOCKHOLDERS
                            IN LIEU OF ANNUAL MEETING
                                  JULY 29, 1999

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints David L. Lougee and Richard E. Hamermesh and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders in lieu of Annual Meeting (the "Meeting"), to be held on Thursday, July 29, 1999 at the Andover Marriott, located at 123 Old River Road, Andover, Massachusetts, at 9:00 a.m. local time, and at any and all adjournments thereof, as follows on the reverse side:


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


---------------                                                  ---------------
| SEE REVERSE |    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    | SEE REVERSE |
|    SIDE     |                                                  |    SIDE     |
---------------                                                  ---------------

     -----    Please mark
     | X |    votes as in
     -----    this example.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.


     1.  The election of the following directors for the terms specified:
         Nominees:    Joanna M. Jacobson (3-year term),
                      Patti R. Bisbano (3-year term)

                            FOR         WITHHELD
                            [ ]            [ ]        MARK HERE
                                                      FOR ADDRESS  [ ]
                                                      CHANGE AND
                                                      NOTE BELOW
    EXCEPT
     [ ]

            ---------------------------------------------------------------
    INSTRUCTION: To withhold authority to vote for any individual nominee, mark "Except" and write that nominee's name in the space provided above.


Signature:                                  Date:
          ---------------------------------       ------------------------------

                                                FOR      AGAINST    ABSTAIN
        2.   The approval and adoption of       [ ]        [ ]        [ ]
        the Company's 1999 Stock Plan.

        In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting and any adjournment thereof.

        This proxy may be revoked at any time before it is voted by (i) filing with the Clerk of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy or (ii)duly executing a subsequent proxy relating to the same shares and delivering it to the Clerk of the Company at or before the Meeting.

        If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

        By signing below you acknowledge receipt from the Company, prior to the execution of this Proxy, of a Notice of the Annual Meeting, a Proxy Statement and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998.

        PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


        Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Signature:                                  Date:
          ---------------------------------       ------------------------------